Exhibit 99.2

Independent Auditor’s Report

The Partners’

High Roller Wells Pearsall SWD No.1, Ltd.

Center, Texas

We have audited the accompanying financial statements of High Roller Wells Pearsall SWD No.1, Ltd. (the “Partnership”), which comprise the statements of operations, partners’ capital and cash flows for the period from January 1, 2012 through August 28, 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of High Roller Wells Pearsall SWD No.1, Ltd. and its cash flows for the period from January 1, 2012 through August 28, 2012 in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation

As discussed in Note 1, these financial statements reflect the results of operations of the Partnership through the date on which substantially all operating assets were contributed to a newly formed entity in preparation for sale.  These financial statements are not intended to be indicative of the actual operations of the Partnership for a full year.

/s/ BDO USA, LLP

Dallas, Texas

September 27, 2013

High Roller Wells Pearsall SWD No. 1, Ltd.

Statement of Operations

Period from January 1,2012 through August 28, 2012

Revenues
Water disposal services	$4,254,661
Crude oil sales	4,746,835

Total revenues	9,001,496

Expenses
Well servicing	3,566,967
General and administrative	571,058
Depreciation and amortization	242,846

Total expenses	4,380,871

Operating income	4,620,625

Other Expense
Interest expense	(11,514)

Income before taxes	4,609,111

Income tax expense	(68,400)

Net income	$4,540,711

The accompanying notes are an integral part of these financial statements.

High Roller Wells Pearsall SWD No. 1, Ltd.

Statement of Partners’ Capital

Partners’ Capital

Balance at December 31, 2011	$1,698,645
Contributions	1,123,595
Withdrawals	(2,850,671)
Net income	4,540,711

Balance at August 28, 2012	$4,512,280

The accompanying notes are an integral part of these financial statements.

High Roller Wells Pearsall SWD No. 1, Ltd.

Statement of Cash Flows

Period from January 1, 2012 through August 28, 2012

Cash flows from operating activities
Net income	$4,540,711
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	242,846
Changes in operating assets and liabilities:
Accounts receivable	(1,092,314)
Accounts receivable - related parties	(268,597)
Other current assets	(23,924)
Accounts payable - trade	472,556
Accounts payable - related parties	(810,396)
Accrued expenses	657,805

Net cash provided by operating activities	3,718,687

Cash flows from investing activities
Purchases of property and equipment	(1,511,575)

Net cash used in investing activities	(1,511,575)

Cash flows from financing activities
Partner Contributions	1,123,595
Partner Withdrawals	(2,850,671)

Net cash used in financing activities	(1,727,076)

Net increase in cash and cash equivalents	480,036

Cash and cash equivalents
Beginning of period	78

End of period	$480,114

The accompanying notes are an integral part of these financial statements.

High Roller Wells Pearsall SWD No. 1, Ltd.

Notes to Financial Statements

1.              Organization and Nature of Operations

Formation Transactions

High Roller Wells Pearsall SWD No. 1, Ltd. (“Partnership”) is a Texas Limited Partnership formed on November 18, 2011. The Partnership had an initial capitalization of $287,891 representing the net assets of an existing business contributed to the partnership by its partners.

The initial assets contributed to the Partnership are summarized as follows:

Tangible well equipment	$538,315
Intangible drilling costs	809,985

Total assets	1,348,300

Current liabilities	1,060,509

Net assets	$287,791

Basis of Presentation

The financial statements have been prepared to report the results of operations of the Partnership through the date of acquisition by Oilfield Water Lines, LP (the “Acquirer”). Such financial statements, rather than complete financial statements, are presented because the primary operating assets were acquired by Oilfield Water Lines, LP and ceased to be operated by the Partnership. The financial statements presented are not representative of the actual operations of the Partnership for a full year.

Nature of Business

The Partnership is engaged in the water services business, the assets of which include water treatment and disposal facilities. The Partnership generates revenues from the gathering, treatment, and disposal of wastewater generated from oil and natural gas production operations, and from the sale of recovered hydrocarbons.

2.              Summary of Significant Accounting Policies

Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of the Partnership’s revenues, expenses and costs. These estimates are based on management’s knowledge of current events, historical experience, and various other assumptions that management believes are reasonable under the circumstances. Although management believes these estimates are reasonable, actual results could differ from those estimates.

High Roller Wells Pearsall SWD No. 1, Ltd.

Notes to Financial Statements

Revenue Recognition

The Partnership records revenues from crude oil sales at the time title to the product transfers to the purchaser, which typically occurs upon receipt of the product by the purchaser. The Partnership records water disposal revenues at the time the service is performed, which is upon receipt of the wastewater at the disposal facilities.

Depreciation and Amortization

Depreciation and amortization in the statement of operations includes depreciation and amortization of the Partnership’s property, plant and equipment.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand and time deposits, and funds invested in highly liquid instruments with maturities of three months or less at the date of purchase.

Accounts Receivable and Concentration of Credit Risk

The Partnership grants unsecured credit to customers under normal industry standards and terms and evaluates each customer’s creditworthiness as well as general economic conditions. An allowance for doubtful accounts is established, if necessary, based on the Partnership’s assessment of the collectability of customer accounts, which assessment considers the overall creditworthiness of customers and any specific disputes.

Property, Plant and Equipment

The Partnership records property, plant and equipment at cost, less accumulated depreciation. Acquisitions and improvements are capitalized, and maintenance and repairs are expensed as incurred. The Partnership computes depreciation expense using the straight-line method over the estimated useful lives of the assets, which ranges from three to thirty years.

Impairments

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 360 “Property, Plant and Equipment” (“ASC 360”), long-lived assets, such as property, and equipment, are reviewed whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such assets to estimated undiscounted future cash flows expected to be generated by the assets. Expected future cash flows and carrying values are aggregated at their lowest identifiable level. If the carrying amount of such assets exceeds their estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of such assets exceeds the fair value of the assets. The Partnership evaluated its asset group in accordance with ASC 360 which resulted in no impairment for the period from January 1, 2012 through August 28, 2012.

High Roller Wells Pearsall SWD No. 1, Ltd.

Notes to Financial Statements

Environmental

The Partnership is subject to extensive federal, state, and local environmental laws and regulations. These laws regulate the discharge of materials into the environment and may require the Partnership to remove or mitigate the adverse environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated.

The Partnership may be subject to removal and restoration costs upon retirement of its facilities.  Management is currently unable to predict when, or if, these facilities will become obsolete and require restoration.  Accordingly, no provision for this liability has been made in these financial statements as both the amount and timing of such potential future costs are indeterminable.

Income taxes

The Partnership is not subject to federal income taxes; instead, the taxable earnings or losses of the Partnership are reported by the Partners’ in their separate income tax returns. Accordingly, no provision for federal income taxes has been made in these financial statements.  The Partnership is subject to the Texas margin tax, and a provision for this expense is included in the statement of operations.

The Partnership recognizes uncertain tax positions only if it is “more likely than not” that the position is sustainable, based solely on its technical merits and consideration of the relevant taxing authority’s widely understood administrative practices and precedents.  The Partnership has evaluated tax positions taken or expected to be taken in the course of preparing the Partnership’s tax returns to determine whether the tax positions are more likely than not to be sustained by the applicable tax authority.  Based on this analysis, all material tax positions were deemed to meet a more likely than not threshold.  Therefore, no tax expense, including any interest and penalties, was recorded in the current period.  Tax years from inception of the Partnership remain open.

High Roller Wells Pearsall SWD No. 1, Ltd.

Notes to Financial Statements

3.              Related Party Transactions

The Partnership enters into transactions with related parties in the normal course of conducting business.

The Partnership pays royalties of 9% of crude oil sales and $0.05 per barrel of water disposal to one of its partners, the seller of the mineral rights. Total royalties paid during the period ended August 28, 2012 were $675,612.

For the period ended August 28, 2012, the Partnership had sales totaling $70,439 to a related party. The Partnership paid $1,569,250 to related parties for reimbursement of Partnership expenses paid by related parties, chemicals, freight, equipment rental, disposal fees and other operating and miscellaneous costs.

During the period ended August 28, 2012, the Partnership paid $15,000 per month to an affiliate for accounting and administrative support.

4.              Commitments and Contingencies

Concentrations of Credit Risk

Financial instruments which subject the Partnership to credit risk consist primarily of cash balances maintained in excess of federal depository insurance limits and trade receivables. All of the Partnership’s non-interest bearing cash balances were fully insured at August 28, 2012 and December 31, 2011 due to a temporary federal program in effect from December 31, 2010 through December 28, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts.

The Partnership’s customer base consists primarily of multi-national and independent oil and natural gas producers. The Partnership does not require collateral on its trade receivables. For the period ended August 28, 2012, two customers accounted for 59% and 12% of total revenues, respectively. There were no other customers that amounted to 10% or more of total revenues for the period ended August 28, 2012.

High Roller Wells Pearsall SWD No. 1, Ltd.

Notes to Financial Statements

Litigation

The Partnership is subject to various other claims and legal actions that arise in the ordinary course of business. The Partnership does not believe that any of these claims and actions, separately or in the aggregate, will have a material adverse effect on the Partnership’s business, financial condition, results of operations, or cash flows, although no guarantee can be made that a material adverse effect will not occur.

5.              Subsequent Events

On August 28, 2012, the Partnership contributed all assets, excluding cash and accounts receivable, and certain contracts and proprietary information, to a newly-formed limited liability company (“Newco”). Contemporaneously, the partners of the Partnership entered into a Purchase and Sale Agreement with Oilfield Water Lines, LP for the sale of 74% of the membership interests of Newco.

The Partnership has evaluated all subsequent events through September 27, 2013, the date the financial statements were available for issuance.